Exhibit 10.16(b)

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STANDARD EXCLUSIVE LICENSE AGREEMENT

WITH SUBLICENSING TERMS

AMENDMENT NO. 1

ViewRay, Inc., a Florida corporation (Licensee), and University of Florida Research Foundation, Inc., a Florida not-for-profit corporation (UFRF) entered into the certain Standard Exclusive License Agreement With Sublicensing Terms as of December 15, 2004 (Effective Date) (the Agreement). Pursuant to Section 14.4 of the Agreement, Licensee and UFRF wish to enter into this Amendment No. 1 to the Agreement (Amendment No. 1) effective as of December 6, 2007 (the Amendment Date) to amend certain provisions of the Agreement. Capitalized terms used in this Amendment No. 1 and not defined herein are used with the meanings ascribed to them in the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 1, the parties agree as follows:

1. Definitions. The following sub-sections in Section 1 of the Agreement are modified as follows:

(a) Section 1.1 of the Agreement is hereby amended to read in full as follows:

“1.1	“Licensed Patents” shall refer to and mean all of the following UFRF intellectual property:

1.1.1	(i) the United States patent(s)/patent application(s) [***] in the [***], (ii) all divisionals, and continuations of the application identified in clause (i), (iii) United States patents and foreign patents issuing in respect of the application(s) described in clauses (i)-(ii)), and (iv) reissues and reexaminations and extensions of the patents based on the patent(s) described in clause (iii), all to the extent owned or controlled by the University of Florida.”

(b) Section 1.4 of the Agreement is hereby amended to read in full as follows:

“1.4	Net Sales” shall mean the amounts collected on the sales of Licensed Product and/or Licensed Processes by Licensee, its Affiliates or Sublicensees from the sale or transfer for value of any Licensed Products (in an arms-length transaction) to an independent third party distributor, agent or end user (in each case who is not a Sublicensee) after deducting, if not already deducted in the amount invoiced: (a) offered and taken trade and/or quantity discounts and rebates; (b) credits, refunds and allowances credited or paid to customers for defective, damaged, and returned Licensed Products; (c) outbound transportation costs paid; and (d) sales, excise, value added, turnover, use, and other like taxes, and customs duties, paid, absorbed or allowed excluding net income tax, imposed upon the sale of the Licensed Product or Licensed Process. Net Sales shall not include revenue received by Licensee (or any of its Affiliates) from transactions with an Affiliate, where the Licensed Product or Licensed Process in question will be resold to an independent third-party distributor, agent or end user by the Affiliate (such revenue to be included at the time of such later sale). Revenue received by Licensee (or any of its Affiliates) from transactions with an Affiliate, where the Licensed Product or Licensed Process in question is used by the Affiliate solely for such Affiliate’s internal purposes shall be [***].

Licensed Products transferred to a third party distributor, agent or end user for promotional purposes without charge shall be [***].

If Licensee is required, in its reasonable judgment, to pay royalties or similar payments to one or more third parties for patented technology to avoid infringement of such third party patent(s) by a Licensed Product or the manufacture of a Licensed Product, in each case that is the subject of commercial distribution generating Net Sales, Licensee may, beginning from the date of Net Sales in respect of which it makes payments under such third party license, deduct [***] percent ([***]%) of the amount of royalties paid to such third party on sales of the applicable Licensed Product under such license(s) from the amounts payable to UFRF under Section 4.3, provided that such deductions shall: (i) only apply in cases where the royalty rate otherwise due UFRF under Section 4.3 with respect to such Licensed Product is [***] percent ([***]%); (ii) not reduce the royalty payable to UFRF under Section 4.3 for the applicable Licensed Product to less than [***] percent ([***]%) of Net Sales of the applicable License Product, regardless of the number of licenses required by Licensee; (iii) shall not apply in cases where the Licensed Product in question is [***] and the [***] exceeds [***] percent ([***]%). Licensee shall provide UFRF with notice of any third party license it enters into that is the subject of this clause.

(c) Section 1.6 of the Agreement is hereby amended to read in full as follows:

“1.6	The term “Sublicensee” shall mean any Affiliate or third party to whom Licensee grants the right under the Licensed Patents to make, use and/or sell Licensed Product and/or Licensed Processes.”

2. Sublicenses. Section 2.2 of the Agreement is hereby amended to read in full as follows:

“2.2	Sublicense

2.2.1	Licensee may grant written sublicenses to third parties or Affiliates described in clauses (a)-(c) of Section 1.5. Any agreement granting a sublicense shall require that the Sublicensee comply with the terms and provisions of Sections 5.2, 6.1-6.2, 12, 13, 14.3, 14.5 and 14.6 of this Agreement. The grant of a sublicense will not relieve Licensee of any of its obligations under this Agreement and Licensee shall have the same responsibility for the activities of any Sublicensee as if the activities were directly those of Licensee.

2.2.2	In respect to sublicenses granted by Licensee under 2.2.1 above, Licensee shall pay to UFRF [***]. In addition, if Licensee receives any fees, minimum royalties, or other payments in consideration for any rights granted under a sublicense, and such payments are not based directly upon the amount or value of Licensed Products and/or Licensed Processes sold by the Sublicensee, then: (i) if such sublicense occurs within [***] of the Effective date Licensee shall pay UFRF [***] percent ([***]%) of such payments; (ii) [***] percent ([***]%)

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of such payments if sublicense occurs after [***] but less than [***] from the Effective Date; or (iii) [***] percent ([***]%) if sublicense occurs after [***] from the Effective Date, all of which shall be paid in the manner specified in Section 4.5; provided, that this Section 2.2.2 shall not apply to: (1) equity investments in Licensee by a Sublicensee up to the amount of the fair market value of the equity purchased on the date of the investment; (2) loan proceeds paid to Licensee by a Sublicensee in full recourse debt financing; (3) sponsored research funding for future research paid to Licensee by a Sublicensee in a bona fide transaction; or (4) payments directly attributable to supplying goods (at no more than actual manufacturing cost) or services (at no more than actual direct labor and out-of-pocket costs to Licensee) to such Sublicensee to enable their practice of such sublicense. Licensee shall not receive from Sublicensees [***] under this Agreement without the express prior written permission of UFRF whose permission shall not be unreasonably withheld.

2.2.3	Licensee shall provide UFRF with a copy of each sublicense agreement within thirty (30) days after the execution of the sublicense agreement. UFRF’s receipt of the sublicense agreement, however, will constitute neither an approval of the sublicense nor a waiver of any right of UFRF or obligation of Licensee under this Agreement.”

2.2.4	In the event the license granted to Licensee under Section 2.1 terminates for any reason, any sublicense granted by Licensee shall survive, provided that the Sublicensee (a) is not in breach of its sublicense at the time the license granted to Licensee under Section 2.1 is terminated; and (b) agrees in writing that: (i) UFRF is entitled to enforce all relevant provisions of such sublicense agreement directly against such Sublicensee; and (ii) UFRF shall not assume, and shall not be responsible to such Sublicensee for, any representations, warranties or obligations of Licensee to such Sublicensee, other than to permit such Sublicensee to exercise any rights to Licensed Patents that are sublicensed under such sublicense agreement in a manner consistent with the terms and conditions set forth in this Agreement.”

3. Diligence. Section 3 of the Agreement is hereby amended to read in full as follows:

“Section 3 Due Diligence

3.1.1	Licensee agrees to and warrants that: it has, or will obtain, the expertise necessary to independently evaluate the inventions of the Licensed Patents; it will establish and [***] pursue the Development Plan attached as Appendix A, as it may be amended from time to time by Licensee as reported to UFRF pursuant to a Development Report and as mutually agreed by UFRF, such agreement not to be unreasonably withheld by UFRF (the “Development Plan”) to the end that the inventions of the Licensed Patents will be utilized to provide Licensed Products and/or Licensed Processes for sale in the retail market within the Licensed Field; and until the date of First Commercial Sale of Licensed Products, it will supply UFRF with a written Development Report

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annually fifteen (15) days after the end of the calendar year (see Appendix B). All development activities and strategies and all aspects of product design and decisions to market and the like are entirely at the discretion of Licensee, and Licensee shall rely entirely on its own expertise with respect thereto. UFRF’s review of Licensee’s Development Plan is solely to verify the existence of Licensee’s commitment to development activity and to ensure compliance with Licensee’s obligations to commercialize the inventions of the Licensed Patents, as set forth above, other than those elements of the Development Plan as designated as Due Diligence milestones in 3.1.2 below. Achievement of the milestones specified in Section 3.1.2(1)-(5) within the specified time periods, as they may be extended pursuant to Section 3.1.3 shall be deemed to satisfy Licensee’s diligence obligations under this Section 3. “First Commercial Sale” means any sale or transfer for value of a Licensed Product and/or Licensed Process (in an arms-length transaction) to an independent third party distributor, agent or end user after obtaining all necessary authorizations by the appropriate regulatory authority(ies) required for the manufacture, importation, marketing, promotion, pricing and sale of the Licensed Products and/or Licensed Process in the applicable country.

3.1.2(a)	Licensee agrees that the first commercial sale of products to the retail customer shall occur on or before December 31, 2014 or UFRF shall have the right to terminate the Agreement pursuant to Section 9.3 hereto. In addition, Licensee agrees to the following due diligence elements which if not accomplished by the following dates, then UFRF shall have the right to terminate the Agreement pursuant to Section 9.3:

(1) Complete business plan and STTR grant application	4th Q 2004
(2) Secure venture financing of at least $20,000,000	2007
(3) Successful relocation and build out of company headquarters	2008
(4) receipt of first magnet from OEM partner	2009
(5) Hire CEO with industry experience in developing and commercializing similar products	2010
(6) Filing for FDA 510k approval	2012
(7) First Commercial Sale of Licensed Product	2014

(b) If Licensee fails to actively pursue the Development Plan with respect to a certain field(s) of use within the Licensed Field and UFRF has received written notice from a third party that wishes to negotiate a license for such field(s) of use, UFRF may terminate this License with respect to such field(s) of use upon ninety (90) days written notice to Licensee and pursue negotiations with the third party for such field(s) of use unless Licensee shall within such 90 day period present a credible development plan to UFRF to pursue development of such Licensed Products for such field(s) of use and begin to execute that plan. UFRF shall notify Licensee in writing of the fields of use UFRF proposes to license to any such licensee prior to entering into any such license to permit Licensee to propose revisions to clarify and prevent any overlap between the

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scope of the licenses granted under this Agreement and remaining under this Agreement and the licenses UFRF proposes to grant to such third party. UFRF shall also provide Licensee with any material revisions to such fields of use made after Licensee’s receipt and review of such fields of use . In each case, Licensee shall provide UFRF with written comments within ten (10) days after it receives any such license.

3.1.3	With regard to each of the milestones specified in Section 3.1.2(a)(4)-(5), the Licensee may extend such milestone by one year with written notice to UFRF prior to the due date thereof specified in Section 3.1.2(a) and upon paying UFRF $[***] within thirty (30) days after such notice. The Licensee may extend a milestone for an additional one year period by written notice to UFRF prior to expiration of the initial one-year extension period and payment to UFRF of a fee of $[***] within thirty (30) days after such written notice. Each of the milestones specified in Section 3.1.2(a)(4)-(5) is extendable under this Section 3.1.3 for no more than two years.”

4. Liquidity Event Payment; Equity Adjustment. Section 4.1.2 of the Agreement is hereby deleted. The Agreement is hereby amended to add a new Section 4.2A to follow Section 4.2 and to read in full as follows:

“4.2A	Issuance of Additional Equity. As additional consideration payable to UFRF, Licensee will cause James F. Dempsey, Russell S. Donda and Jim Carnall (collectively, the “Founders”) to transfer to UFRF an additional [***].

UFRF will enter into the Investor Rights Agreement with the Licensee and its stockholders and such other agreements as the Company determines are necessary and desirable, on terms and conditions acceptable to both parties, and shall also provide Licensee with an accredited investor certification. The Investor Rights Agreement will include provisions for UFRF to hold: (1) piggyback registration rights; (2) co-sale rights; and (3) participation rights with respect to future financings to maintain its allocable pro rata ownership position; and will also provide that UFRF shall not be subject to a lock up at any time when UFRF’s holdings represent less than 1% of the Licensee’s voting securities on a fully-diluted as converted to Common Stock basis.”

5. Records. Section 6 of the Agreement is hereby amended to read in full as follows

“6.1	Licensee and its Sublicensee(s) shall keep books and records sufficient to verify the accuracy and completeness of Licensee’s and its Sublicensee(s)’s accounting referred to in Section 4.5 above, including without limitation, inventory, purchase and invoice records, manufacturing records, sales analysis, general ledgers, financial statements, and tax returns relating to the Licensed Products and/or Licensed Processes. Such books and records shall be preserved for a period not less than three year after they are created, both during and after the term of this Agreement

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6.2	Licensee and its Affiliates shall, and Licensee shall cause its’ Sublicensee(s) to, take all steps necessary so that an independent certified public accountant, appointed by UFRF and reasonably acceptable to Licensee or the applicable Sublicensee may, within thirty (30) days of its written request, audit, or review all of the books and records required by Section 6.1 at a single U.S. location to verify the accuracy of Licensee’s and its Sublicensee(s)’s accounting. Such review may be performed upon reasonable notice and during regular business hours not more than once in any calendar year during the term of this Agreement and for a period of three (3) years thereafter (unless U.S. Generally Accepted Accounting Principles require that such records be maintained for a longer period in which case the records shall be maintained for such longer period) nor more than once with respect to sales of Licensed Products in any given payment period. If a deficiency with regard to any payment hereunder is determined, Licensee and its Sublicensee(s) shall pay the deficiency within thirty (30) days of receiving notice thereof along with applicable interest as described in Section 4.5.1. If a royalty payment deficiency for a calendar year exceeds [***] percent ([***]%) of the royalties paid for that year, then Licensee and its Sublicensee(s) shall be responsible for paying UFRF’s out-of-pocket expenses incurred with respect to such review. UFRF agrees to hold in confidence all information concerning royalty payments and reports, and all information learned in the course of any review or audit, except to the extent necessary for UFRF to reveal such information in order to enforce its rights under this Agreement or if disclosure is required by law, regulation or judicial order. Any person or entity conducting such review or audit will agree in writing with Licensee or the applicable Sublicensee to treat all records reviewed in the course of the review or audit as the confidential information of Licensee or such Sublicensee. In the event that Licensee or any Sublicensee objects to an auditor proposed by UFRF they shall document the basis of their objection in writing and with specificity.”

6. Minimum Royalty. Section 4.4.1 of the Agreement is hereby amended to read in full as follows:

“4.4	Other Payments

4.4.1	Licensee agrees to pay UFRF Minimum Royalty payments, as follows:

Payment	Year
$200,000	2014 and every year thereafter on the same date, for the life of this Agreement.

The Minimum Royalty shall be paid in advance on a quarterly basis for each year in which this Agreement is in effect. The first quarterly Minimum Royalty payment shall be due on December 31, 2013 (for the 2014 year) and shall be in the amount of $50,000. The Minimum Royalty for a given year shall be due in advance and shall be paid in quarterly installments on March 31, June 30, September 30, and December 31 for the following quarter. Any Minimum

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Royalty paid in a calendar year will be credited against the earned royalties for that calendar year (except that the payment made each December 31 shall be applied to the next calendar year). It is understood that the Minimum Royalties will be applied to earned royalties on a calendar year basis, and that sales of Licensed Products and/or Licensed Processes requiring the payment of earned royalties made during a prior or subsequent calendar year shall have no effect on the annual Minimum Royalty due UFRF for other than the same calendar year in which the royalties were earned.”

7. Patent Enforcement. Section 8 of the Agreement is hereby amended to read in full as follows:

“8.1	Either party shall inform the other party in writing within ten (10) business days of it becoming aware of any alleged infringement of the Licensed Patents by a third party, along with any available evidence thereof.

8.2	During the term of this Agreement, UFRF shall have the first right, but shall not be obligated, to prosecute at its own expense using outside counsel reasonably acceptable to Licensee any such infringements of the Licensed Patents. UFRF shall inform Licensee of its decision to exercise its right to enforce or defend Licensed Patents within sixty (60) days following UFRF’s becoming aware of, or receiving notice of, the alleged infringement. If UFRF does not exercise its option to enforce or defend any Licensed Patents, then Licensee shall have the right and option to pursue the alleged infringer using outside counsel reasonably acceptable to UFRF, at Licensee’s own expense. If either party prosecutes any such infringement, the other party agrees that it may be joined as a co-plaintiff in any such suit if so required by law, without expense to the other party. The party prosecuting any such action shall indemnify the other party against any order for costs that may be made against such other party in such proceedings.

8.3	If within six (6) months after having notified Licensee that it shall prosecute or defend Licensed Patents UFRF shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, then Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Licensed Patents. No settlement, consent judgment or other voluntary final disposition of any infringement suit that is the subject of this Section 8 may be entered into without the consent of both parties, which consent shall not be unreasonably withheld

8.4	In the event that UFRF shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, any recovery of damages by UFRF for any such suit shall be applied first in satisfaction of any reasonable unreimbursed expenses and legal fees of UFRF relating to the suit, and next toward reimbursement of Licensee for its reasonable unreimbursed expenses and legal fees. The balance, if any, remaining shall be allocated so that UFRF receives [***] of such remainder and Licensee receives [***]; provided that in the event that deeming the amount of such balance as [***] at the rate of either [***] (if the [***] that are the subject of [***]) or at the rate of [***] (if the [***] that are the subject of [***] may elect to [***] based upon such [***].

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8.5	In the event that Licensee shall undertake the enforcement by litigation and/or defense of the Licensed Patents by litigation, any recovery of damages by Licensee for any such suit shall be applied first in satisfaction of any reasonable unreimbursed expenses and legal fees of Licensee relating to the suit, and next toward reimbursement of UFRF for any reasonable unreimbursed expenses and legal fees. The balance then remaining on any such recovery shall be divided so that Licensee receives [***] on the [***] (whichever measure of [***] (if any)), and UFRF receives an amount equal to the [***] based on such sales (if the [***]) or a [***] of the [***] (if the [***]). The balance, if any, remaining shall be allocated so that Licensee receives [***] of such remainder and UFRF receives [***] ; provided that in the event that deeming the amount of such balance as [***] at the rate of either [***] (if the [***]that are the subject of [***]) or at the rate of [***] (if the [***] may elect to [***] based upon such [***].

8.5A	If UFRF does not exercise its option to enforce or defend Licensed Patents in accordance with Section 8.2 and the Licensee subsequently notifies UFRF that it is unable or unwilling to undertake the enforcement or defense of the Licensed Patents with respect to the third party that is the subject of the notice delivered pursuant to Section 8.1 (such notice to be delivered within one hundred twenty (120) days following receipt of UFRF’s notice pursuant to Section 8.2) then UFRF shall again have the right to enforce or defend the Licensed Patents with respect to such third party in accordance with Section 8.2 and if UFRF proceeds against such infringer then the allocation of recovery provided in Section 8.4 with respect to the balance of any recovery after reimbursement of the parties respective costs shall be [***]. It is understood and agreed that this Section 8.5A shall not apply to an infringer other than the third party that has been the subject of a Section 8.1 notice and that with respect to other infringers the parties shall use the provisions of Sections 8.1-8.5 before this Section 8.5A becomes operative with respect to such infringers.

8.6	In any infringement suit that either party may institute to enforce the Licensed Patents pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

8.7	In the event a declaratory judgment action alleging invalidity or noninfringement of any of the Licensed Patents shall be brought against Licensee, UFRF, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

8.8	In the event Licensee contests the validity of any Licensed Patents, Licensee shall [***] with respect to that patent [***] until the patent is adjudicated invalid or unenforceable by a court of last resort.”

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8. Mergers and Acquisitions. Section 10 of the Agreement is hereby amended to read in full as follows:

“Section	10 Assignability

Licensee may not assign its rights or obligations under this Agreement without the prior written consent of UFRF except that Licensee may assign this Agreement without UFRF’s prior written consent in connection with the sale of all or substantially all of the assets or stock of the Licensee, whether by merger, acquisition, or otherwise, if the assignee or successor assumes all of the Licensee’s obligations hereunder in writing; provided however, this Section 10 shall not limit Licensee’s right to enter into sublicenses in accordance with the terms of this Agreement.”

9. Indemnity. Section 12.1 of the Agreement is hereby amended to read in full as follows:

“12.1	Licensee and its Sublicensee(s) shall, at all times during the term of this Agreement and thereafter, indemnify, defend and hold UFRF, the Florida Board of Governors, the University of Florida Board of Trustees, the University of Florida, and each of their directors, officers, employees, and agents, and the inventors of the Licensed Patents, regardless of whether such inventors are employed by the University of Florida at the time of the claim, harmless against all claims and expenses, including legal expenses and reasonable attorneys fees, arising from a third party claim (including legal expenses and attorneys fees resulting from UFRF’s enforcing this indemnification clause against Licensee with respect to any such third party claim) (collectively, “Liabilities”) arising out of (a) the death of or injury to any person or persons or (b) any damage to property or (c) any other claim, proceeding, demand, expense and liability of any kind whatsoever (other than patent infringement claims) resulting from the production, manufacture, sale, use, lease, consumption, marketing, or advertisement of Licensed Products or Licensed Process(es) or (d) arising from any material breach by Licensee or its Affiliates of any obligation of Licensee hereunder. Notwithstanding the above, UFRF at all times reserves the right to retain counsel of its own and at its expense, to defend UFRF’s, the Florida Board of Governors’, the University of Florida Board of Trustees’, the University of Florida’s, and the inventor’s interests. The foregoing indemnification action shall not apply to the extent that such liabilities or losses arose as a result of any indemnified party’s gross negligence or intentional misconduct.

To receive the benefit of indemnification under this Section 12.1, UFRF and/or the other indemnitees must (i) promptly notify Licensee in writing of any claim or suit of which it has actual notice that may give rise to Liabilities for which it seeks indemnification; provided, that failure to give such notice shall not relieve Licensee of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of Licensee); (ii) provide reasonable cooperation (at the Licensee’s expense); and (iii) tender to the Licensee full authority to defend or settle the claim or suit

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using counsel selected by Licensee and reasonably acceptable to UFRF, provided that UFRF may, at its own expense, also be represented by counsel of its own choosing; provided that UFRF may, at its own expense, also be represented by counsel of its own choosing; provided that Licensee will not settle or compromise or consent to any claim or action giving rise to Liabilities in any manner that imposes any restrictions on obligations on UFRF or the other indemnitees or grants any rights to the Licensed Patents or the Licensed Products without the applicable indemnitee’s (and including where applicable, UFRF’s) prior written consent. Licensee has no obligation to indemnify any indemnified party in connection with any settlement made without Licensee’s written consent. Although the Licensee shall have the sole right to control the defense or settlement of any such claim or action (subject to the consent rights provided to UFRF herein), UFRF shall be kept informed about the status of any such action, including, without limitation, prior advance notice of any significant issues or matters in the action.”

10. Termination of [***] Sublicense. UFRF acknowledges that the [***] entered into as of [***] between Licensee and [***], as amended (the Sublicense Agreement) has been terminated effective as of the Effective Date based upon the determination by [***] that the [***] was organized to pursue is [***]; and UFRF understands that Licensee does not presently intend to [***] and agrees that the [***] with respect to [***] under this Agreement and that in the event and to the extent any [***] in the [***] shall be subject to Section [***] of this Agreement. Licensee covenants and agrees that in the event it makes a decision to [***] for the [***] it shall notify UFRF.

11. Subsequent Effect. If the Licensee does not complete the Series B Preferred Stock financing contemplated by the certain Series B Preferred Stock Purchase Agreement between Licensee and the other parties named on the signature pages thereto within sixty (60) days following the Amendment Date, then UFRF shall have the right to terminate this Amendment No. 1 and the Agreement shall thereafter mean the Agreement without the provisions of this Amendment No. 1.

12. Ratification. Except to the extent expressly amended by this Amendment No. 1, all of the terms, provisions and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The term “Agreement” (as used in the Agreement), shall henceforth be deemed to be a reference to the Agreement as amended by this Amendment No. 1.

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13. General. This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 1 under seal as of the Amendment Date.

UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC.

By:	/s/ David L. Day
David L. Day
Director, Office of Technology Transfer

VIEWRAY, INCORPORATED

By:	/s/ William Wells
Name:	William Wells
Title:	Chief Executive Officer

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